AS FILED WITH
             THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             ON DECEMBER 15, 2004

                                                          REGISTRATION NO. 333-
===============================================================================

               UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                -------------

                                   FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                -------------


                                 SAPPI LIMITED
            (Exact name of registrant as specified in its charter)

      REPUBLIC OF SOUTH AFRICA                          NONE
  (State or other jurisdiction of       (I.R.S. Employer Identification No.)
   incorporation or organization)


                              48 AMESHOFF STREET
                                 BRAAMFONTEIN,
                               JOHANNESBURG 2001
                           REPUBLIC OF SOUTH AFRICA
              (Address to Principal Executive Offices) (Zip Code)

                                -------------

                   THE SAPPI LIMITED SHARE INCENTIVE SCHEME
                           (Full title of the plan)

                                -------------

                            SARAH MANCHESTER, ESQ.
                        SAPPI FINE PAPER NORTH AMERICA
                              225 FRANKLIN STREET
                          BOSTON, MASSACHUSETTS 02110
                    (Name and address of agent for service)

                                (617) 423-7300
         (Telephone number, including area code, of agent for service)

                                -------------

                                  COPIES TO:
                             PAUL MICHALSKI, ESQ.
                          CRAVATH, SWAINE & MOORE LLP
                                WORLDWIDE PLAZA
                               825 EIGHTH AVENUE
                            NEW YORK, NY 10019-7475

                                -------------

                        CALCULATION OF REGISTRATION FEE

======================================= ================== ===================== =================== =================
                                                             Proposed maximum     Proposed maximum
 Title of securities to be registered     Amount to be        offering price         aggregate           Amount of
                                           registered          per share (1)        offering price    registration fee

--------------------------------------- ------------------ --------------------- ------------------- -----------------
--------------------------------------- ------------------ --------------------- ------------------- -----------------

Ordinary Shares                             3,000,000             $13.56           $40,671,316.48        $4,787.01
======================================= ================== ===================== =================== =================

     (1) Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, the registration fee for the 3,000,000 ordinary shares registered hereunder is based upon the average of the high and low prices of Sappi Limited's ordinary shares reported on the Johannesburg Stock Exchange on December 14, 2004 of R77.75 per ordinary share translated into US dollars at the noon buying rate in New York City for cable transfers in Rand as certified for customs purposes by the Federal Reserve Bank of New York on December 14, 2004 of R5.735 per $1.00.


                                    PART II

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

     This registration statement on Form S-8 is being filed solely to register additional securities of the same class as other securities for which a registration statement filed on Form S-8 with the United States Securities and Exchange Commission on December 23, 1999 (File No. 333-11304) and relating to the Sappi Limited Share Incentive Scheme is effective (the "Original Registration Statement"). In accordance with General Instruction E to Form S-8, Sappi Limited hereby incorporates by reference the contents of Sappi Limited's Original Registration Statement to the extent not replaced herein.

ITEM 8.  EXHIBITS

Exhibit Number      Description

4.1 Second Deed of Amendment to The Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Thomas Louw de Beer.

4.2 Third Deed of Amendment to the Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Meyer Feldberg.

4.3 Resolution Passed by the Directors of Sappi Limited Regarding Conditions of Employment.

4.4 Resolution Passed by the Members of the Human Resources Committee of Sappi Limited Regarding Vesting Periods.

5 Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.

23.1                Consent of Werksmans Inc. (included in Exhibit 5).

23.2                Consent of Deloitte & Touche.

24 Powers of Attorney (included on the signature pages hereof).

                                  SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johannesburg, South Africa, on December 15, 2004.


                                SAPPI LIMITED

                                   By
                                        /s/ Donald Gert Wilson
                                      -----------------------------------------
                                      Name:    Donald Gert Wilson
                                      Title:   Executive Director - Finance
                                      Date:    December 15, 2004

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers and the authorized representative in the United States of the registrant hereby severally constitutes and appoints Donald Gert Wilson and John Leonard Job, and each of them, as attorneys-in-fact for the undersigned, in any and all capacities, with full power of substitution and resubstitution, to sign any or all amendments to this Registration Statement (including post-effective amendments), and any or all amendments to such Registration Statement (including post-effective amendments), and to file the same with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       SIGNATURE                             TITLE                   DATE

                                       Chief Executive Officer  July 13, 2004
                                       and Director (Principal
/s/ Jonathan Charles Alexander Leslie  Executive Officer)
-------------------------------------
    Jonathan Charles Alexander Leslie

                                       Executive Director -     July 13, 2004
                                       Finance and Director
                                       (Principal Financial
/s/ Donald Gert Wilson                 Officer and Principal
------------------------               Accounting Officer)
    Donald Gert Wilson

/s/ Eugene van As                      Chairman of the Board    July 13, 2004
------------------------               of Directors
    Eugene van As


/s/ David Charles Brink                Director                 July 13, 2004
------------------------
    David Charles Brink

/s/ Meyer Feldberg                     Director                 July 13, 2004
------------------------
    Meyer Feldberg

/s/ Monte Roy Haymon                   Director               July 13, 2004
------------------------
    Monte Roy Haymon

/s/ James E. Healey                    Director               July 15, 2004
------------------------
    James E. Healey

/s/ John Leonard Job                   Director               July 15, 2004
------------------------
    John Leonard Job

/s/ Klaas de Kluis                     Director               July 16, 2004
------------------------
    Klaas de Kluis

/s/ Deenadayalen Konar                 Director               July 16, 2004
------------------------
    Deenadayalen Konar

/s/ Helmut Mamsch                      Director               July 13, 2004
------------------------
    Helmut Mamsch

/s/ Wolfgang Pfarl                     Director               July 16, 2004
------------------------
    Wolfgang Pfarl

/s/ Bridgette Radebe                   Director               July 19, 2004
------------------------
    Bridgette Radebe

/s/ Franklin Abraham Sonn              Director               July 13, 2004
------------------------
    Franklin Abraham Sonn

                                       Authorized             November 19, 2004
/s/ Sarah Manchester                   Representative in
------------------------               the United States
    Sarah Manchester

                                 EXHIBIT INDEX

Exhibit Number      Description

4.1 Second Deed of Amendment to The Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Thomas Louw de Beer.

4.2 Third Deed of Amendment to the Sappi Limited Share Incentive Scheme between Sappi Limited and David Charles Brink and Meyer Feldberg.

4.3 Resolution Passed by the Directors of Sappi Limited Regarding Conditions of Employment.

4.4 Resolution Passed by the Members of the Human Resources Committee of Sappi Limited Regarding Vesting Periods.

5 Opinion of Werksmans Inc. as to the legality of the Ordinary Shares.

23.1                Consent of Werksmans Inc. (included in Exhibit 5).

23.2                Consent of Deloitte & Touche.

24 Powers of Attorney (included on the signature pages hereof).








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